Exhibit 10.8

Maximum Amount Guarantee Contract

Important Notes Please read the Contract carefully, especially the terms marked with “▲▲”. In case of any doubt, please timely contact the Creditor for more details.

Creditor:

ID Number:

Domicile:

Guarantor:

Unified Social Credit Code:

Legal Representative:

Address:

Guarantor:

ID Number:

Domicile:

Whereas, the creditor has provided or will provide                              (hereinafter referred to as the “debtor”) with the loan of maximum amount, in order to guarantee the realization of the creditor’s rights, the guarantors (hereinafter referred to as the “guarantor”, all “guarantors” shall perform their obligations in accordance with this Contract) are willing to provide the maximum guarantee for the creditor’s rights against the debtor based on such loan of maximum amount.

This Contract is made and entered into by and between the guarantor and the creditor with a view to clarifying the rights and obligations of the Parties by consensus.

Article 1 Principal Debts

1.1 The guarantors provide the maximum guarantee for the debts arising from the master contract between the creditor and the debtor during the period from MM DD YYYY to MM DD YYYY.

For the purpose of this Article, “master contract” mentioned above refers to the loan contract concluded between the creditor and the debtor due to the loan. The currency, principal amount and interest rate of creditor’s rights, and the repayment period of the debtor’s debts shall be subject to the provisions of the master contract.

The debts under the contract (No.                    ) signed before the effective date of this Contract shall be included in the scope of the guarantee hereunder.

1.2 The maximum limit of the balance of the principal debts guaranteed by the guarantors is (currency and amount in words) RMB                            YUAN ONLY.

1.3 Determination Date of Principal Debts

The determination date of principal debts secured hereunder is the maturity date of the last debt under the master contract (that is, the determination date of the secured principal debts).

In case the creditor declares any debt under the secured master contract due early due to the breach of contract by the debtor, the determination date of principal debts shall be the date of such debt due early declared by the creditor.

Article 2 Guarantee liability

2.1 The guarantee under this Contract is a joint and several guarantee.

2.2 The scope of the guarantee includes the debts incurred on or before the determination date of the principal debts under each master contract and the interests (including compound interests, overdue interests), the liquidated damages and the costs for the realization of creditor’s rights incurred to the creditor until the assumption of the liabilities by the guarantors. The costs for the realization of creditor’s rights include, but are not limited to, collection fees, legal costs (or arbitration fees), costs of preservation, announcement fees, execution fees, attorney fees, travel expenses and other expenses.

2.3 The guarantee period is two years from the due date of the last debt.

▲▲ 2.4 Subject to the provisions of Article 5 of the Guarantee Law of the People’s Republic of China, the Parties hereby agree as follows: This Contract is independent of each master contract, and the invalidity of any master contract or its related provisions shall not affect the validity of this Contract. The guarantors shall be jointly and severally liable for the repayment or compensation liability to be assumed by the debtor upon the invalidity of any master contract.

▲▲ Article 3 Representations and Warranties of Guarantors

3.1 Each guarantor has the full capacity for private rights and civil conduct (in case the guarantor is a natural person) /each guarantor is legally incorporated and existing, and has all necessary rights and capacities (in case the Guarantor is a non-natural person) to perform its obligations under this contract in its own name and bear civil liabilities.

3.2 The execution and performance of this Contract are the true declaration of will of the guarantors with all necessary consents, approvals and authorizations, and without any legal flaw.

3.3 All documents, materials and information provided by guarantors to the creditor during the execution and performance of this Contract are true, accurate, complete and valid.

▲▲ Article 4 Obligations of Guarantors

4.1 In case the debtor fails to repay all or part of the loan, the principal of the financing or the advances by creditor or the corresponding interest thereof under any master contract on time and in full, the guarantors shall unconditionally pay the creditor the amount due and payable by the debtor.

The guarantors agree that, in case the master contract has mortgage or pledge guarantee provided by the debtor or a third party, the creditor is entitled to determine the order for the exercise of rights. The creditor is entitled to require the guarantors to immediately pay the amount due and payable by debtor without first exercising the security interest. In case the creditor waives the security interest or its rights sequence or changes the security interest, guarantors shall bear all the liabilities to guarantee in accordance with this Contract and shall not be exempted from any liability.

4.2 The guarantor shall cooperate with the creditor in the supervision and inspection of its financial and credit status (in case the guarantor is a natural person) /operation and financial status (in case the guarantor is a non-natural person), and provide all financial statements, other materials and information required by the creditor in a timely manner, and warrant that all documents, materials and information provided by it are true, complete and accurate.

4.3 In case of any one of the following events on the party of the guarantor, it shall notify the creditor in writing at least thirty days in advance, and shall not take the following actions without the written consent of the creditor before the full repayment of the debts under all principal contracts:

(1) selling, bestowing, leasing, lending, transferring, mortgaging, pledging or otherwise disposing of all or a substantial part of its important assets or assets;

(2) any material change to the operating system or the organizational form of property rights, including but not limited to, the implementation of contract, leasing, joint operation, reform of the company structure, joint-stock reform, sales of the company, combination (merger), joint venture (cooperation), division, establishment of subsidiary, transfer of property rights, reduction of capital, etc.

4.4 In case of the following events, the guarantor shall notify the creditor in writing within seven days from the date of occurrence or possible occurrence:

(1) Amending the Articles of Association, changing the industrial and commercial registration information such as company name, legal representative, address, mailing address or business scope, and making any decision that has a significant impact on its finance and personnel;

(2) It is intended to file for bankruptcy or may be or has been filed for bankruptcy by the creditor;

(3) Involving in material litigation, arbitration or administrative measures, or preservation or other enforcement measures have been taken over its main assets;

(4) Providing security for any third party, which has a material adverse effect on its economic situation, financial condition or ability to perform its obligations under this Contract;

(5) Signing any contract that has a significant impact on its business and financial condition;

(6) Suspension of production, closure, dissolution, suspension of business for rectification, revocation or withdrawal of its business license by competent authorities;

(7) Any violation of laws, regulations or applicable exchange rules by the guarantor or its legal representative (person in charge) or key officers;

(8) The occurrence of serious difficulties in operation, deterioration of financial condition, or other events that have a negative impact on the guarantor’s operation, financial condition or solvency or economic situation;

(9) Material changes to the contact information of the guarantor, such as job, income or domicile (in case the guarantor is a natural person).

4.5 Prior to the repayment of all debts under the master contracts by the debtor to the creditor, the guarantor shall not exercise the right of recourse against the debtor or other guarantors arising from the performance of this Contract.

Article 5 Resolution of Disputes

Any dispute under this Contract shall be brought to the court at the place where the contract was signed. During the existence of the dispute, the Parties shall continue to perform the uncontested terms of the Contract.

This Contract can be enforced with notarization. In case the guarantor fails to perform or fully perform its obligations under the Contract, the guarantor agrees to subject to enforcement in accordance with the law.

Article 6 Miscellaneous

6.1 The creditor shall not be liable for granting credit to the debtor due to this Contract.

▲▲ 6.2 In the event of any evasion of creditor’s supervision, defaulting on the debts secured or malicious evasion of debts by the guarantor, the creditor is entitled to notify relevant entity of such situation and announce it on news media.

6.3 This Contract shall become effective as of the date when all of the following conditions are satisfied: (1) the legal representative (person in charge) or authorized representative of the guarantor signs (or seals) and affixes the official seal on the Contract; in case the guarantor is a natural person, the guarantor signs the Contract; (2) the person in charge or authorized representative of the creditor signs (or seals) and affixes the official seal on the Contract.

6.4 In the event of any one of the following cases, this contract shall be still valid, and the guarantor shall still bear joint and several liabilities for the guarantee:

6.4.1 The master contract referred to in Article 1 of this Contract is invalid or partially invalid;

6.4.2 The amount guaranteed by this Contract has been repaid in full, but such repayment is confirmed to be invalid or revoked by the competent authorities.

6.5 This Contract is in triplicate, one copy for the creditor and one copy for each guarantor.

Article 7 Special Provisions

7.1 No matter which means stipulated in the Maximum Amount Loan Contract is adopted by the creditor for the provision of the loan to the debtor, the performance of the guarantee liability by all guarantors listed in this Contract to the creditors shall not be affected.

7.2 Guarantors who have signed on this Contract may not raise a plea for the performance of the guarantee obligations to the creditor on the grounds that any other guarantors did not sign this contract.

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The Guarantor has read through the above terms and conditions, and the creditor has made corresponding explanations at the request of the Guarantor. The Guarantor has no objection to all the terms and conditions.

Creditor:

Guarantor:

Signed on:

Signed at: